EX 99.28(h)(17)(ii)

First Amendment to
JNL Series Trust
Fund of Funds Participation Agreement

This First Amendment, effective as of September 25, 2017, amends the Fund of Funds Participation Agreement (the “Agreement”) effective the 24th day of April, 2017, among JNL Series Trust (the “Trust”), a Massachusetts business trust, on behalf of each of the funds named on Schedule A (each, a “Fund of Funds,” and collectively, the “Funds of Funds”); Jackson National Asset Management, LLC (“JNAM”), the investment adviser to the Funds of Funds; DFA Investment Dimensions Group Inc. (“DFAIDG”) and Dimensional Investment Group Inc. (“DIG,” and together with DFAIDG, each an “Acquired Fund” and collectively, the “Acquired Funds”), each on behalf of its respective series named on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”); and Dimensional Fund Advisors LP, the investment adviser to the Portfolios (“Dimensional”).

Whereas, the parties desire to amend Schedule A of the Agreement to reflect the name change of the JNL/DFA Moderate Allocation Fund to JNL/DFA Moderate Growth Allocation Fund effective September 25, 2017.

Now, Therefore, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Trust, JNAM, DFAIDG, DIG and Dimensional, hereby agree as follows:

1.	Schedule A in the Agreement is deleted and restated as attached.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

In Witness Whereof, the parties have duly executed this Agreement, effective as of the 25th day of September, 2017.

JNL Series Trust

By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Senior Vice President, Counsel and Secretary

Jackson National Asset Management LLC

By:	/s/ Mark D. Nerud
Name:	Mark D. Nerud
Title:	President and Chief Executive Officer

DFA Investment Dimensions Group Inc., on behalf of each of its Portfolios listed on Schedule B

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President

Dimensional Investment Group Inc., on behalf of each of its Portfolios listed on Schedule B

By:	/s/ Jeff J. Jeon
Name:	Jeff J. Jeon
Title:	Vice President

Dimensional Fund Advisors LP By: Dimensional Holdings Inc., General Partner

By:	/s/ Kenneth M. Manell
Name:	Kenneth M. Manell
Title:	Vice President

Schedule A

Fund of Funds

JNL/DFA Growth Allocation Fund
JNL/DFA Moderate Growth Allocation Fund (formerly, JNL/DFA Moderate Allocation Fund)
A-1